EXHIBIT 23.2



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-50254) pertaining to the Amended and Restated 1997 Stock Incentive Plan and Employee Stock Purchase, and (Form S-8 No. 333-60583) pertaining to the Employee Stock Purchase Plan, Amended and Restated 1997 Stock Incentive Plan, Incentive Stock Option and Nonqualified Stock Option Plan 1994, Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan 1991, and Lehrberg Employment Agreement, and the Registration Statements and Related Prospectuses (Form S-3 No. 333-50252) pertaining to the registration of 11,256,511 shares of common stock, (Form S-3 No. 333-59088) pertaining to the registration of 12,283,020 shares of common stock, and (Form S-3 No. 333-60272) pertaining to the registration of 28,715,970 shares of common stock of Interpay Entertainment Corp., of our report dated March 18, 2002, with respect to the consolidated financial statements and schedule of Interplay Entertainment Corp. (a majority owned subsidiary of Titus Interactive S.A.) and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                /s/ Ernst & Young LLP
                                                ---------------------

Orange County, California
March 28, 2003